UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 FORM 8‑K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 18, 2019 (March 14, 2019)

HEALTHCARE REALTY TRUST INCORPORATED
(Exact Name of Registrant as Specified in Charter)

MARYLAND	001-11852	62-1507028
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3310 West End Avenue, Suite 700, Nashville, Tennessee 37203
(Address of principal executive offices) (Zip Code)

(615) 269-8175
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On March 14, 2019, Healthcare Realty Trust Incorporated (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC and BMO Capital Markets Corp. (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell 3,250,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), in an underwritten public offering (the “Offering”). As part of the Offering, the Company granted the Underwriters a 30-day option to purchase up to an additional 487,500 shares of Common Stock, which the Underwriters exercised in full on March 15, 2019. The net proceeds of the Offering, after deducting estimated offering expenses and after giving effect to the exercise of the Underwriters’ option, will be approximately $115.8 million. Completion of the Offering is subject to customary closing conditions and is expected to occur on or about March 19, 2019.

In connection with the Offering, the directors and executive officers of the Company have agreed to enter into 30-day “lock-up” agreements in substantially the form attached to the Underwriting Agreement.

The Underwriters and their respective affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with the Company and its affiliates for which they have received and may continue to receive customary fees and commissions. In particular, the Underwriters or affiliates of the Underwriters are lenders and/or agents under the Company’s unsecured credit facility (the "Credit Facility") and may receive a portion of the net proceeds from this offering used to repay outstanding amounts on the Credit Facility.

The Offering is being made under a prospectus supplement and the accompanying prospectus filed with the Securities and Exchange Commission pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-216102). The disclosure under this Item 1.01 is not an offer to sell, nor a solicitation of an offer to buy securities, nor shall there be any sales of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

The Underwriting Agreement is filed as Exhibit 1 to this Form 8-K and is incorporated herein by reference. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 7.01. Regulation FD Disclosure

The Company’s press release announcing the Offering is furnished as Exhibit 99.1 to this report.

The Company’s press release announcing the pricing of the Offering is furnished as Exhibit 99.2 to this report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1	Underwriting Agreement dated March 14, 2019 by and among the Company, Wells Fargo Securities, LLC and BMO Capital Markets Corp.

5	Opinion of Waller Lansden Dortch & Davis, LLP.

8	Tax opinion of Waller Lansden Dortch & Davis, LLP.

23	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibits 5 and 8).

99.1	Press release dated March 14, 2019.

99.2	Press release dated March 14, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE REALTY TRUST INCORPORATED

By:	/s/ J. Christopher Douglas
J. Christopher Douglas
Executive Vice President and Chief Financial Officer

Date: March 18, 2019